EXHIBIT 99.1

                                  CERTIFICATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended March 31, 2003 of American Insured Mortgage Investors L.P. - Series 86 (the "Issuer").

I, Barry S. Blattman, Chairman of the Board, Chief Executive Officer and President, certify that to the best of my knowledge:

     (i)  the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     (ii) the information contained in the Form 10-Q fairly represents, in all material respects, the financial condition and results of operations of the Issuer.


                                           AMERICAN INSURED MORTGAGE
                                           INVESTORS L.P. - SERIES 86
                                           (Registrant)

                                           By:  CRIIMI, Inc.
                                                General Partner



May 13, 2003                               /s/ Barry S. Blattman
------------                               -------------------------------------
Date                                       Barry S. Blattman
                                           Chairman of the Board,
                                           Chief Executive Officer and President